CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Variable Insurance Products Fund IV of our reports dated February 10, 2026, relating to the financial statements and financial highlights of VIP Financials Portfolio, VIP Industrials Portfolio, and VIP Utilities Portfolio; of our reports dated February 11, 2026, relating to the financial statements and financial highlights of VIP Consumer Discretionary Portfolio, VIP Consumer Staples Portfolio, VIP Energy Portfolio, VIP Health Care Portfolio, VIP Materials Portfolio, and VIP Technology Portfolio; of our reports dated February 12, 2026, relating to the financial statements and financial highlights of VIP Communication Services Portfolio and VIP Real Estate Portfolio, which appear in Variable Insurance Products Fund IV’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 15, 2026